Exhibit 24.1
POWER OF ATTORNEY
     Reference is hereby made to the proposed registration by Barclays PLC (“Barclays”) under the US Securities Act of 1933, as amended (the “Securities Act”) of securities to be issued by Barclays, as well as, if appropriate, American Depositary Shares representing all or a portion of such securities (collectively, “Securities”), in connection with the proposed issue of new ordinary shares in Barclays to certain investors and/or existing Barclays shareholders (the “Transaction”) and any actions or matters carried out in preparation for, or ancillary to, or otherwise in connection with, the Transaction. Such Securities will be registered on one or more registration statements on Form F-3, or on such other form or forms promulgated by the US Securities and Exchange Commission (the “SEC”) as may be necessary or advisable to effect such registration (each such registration statement, a “Registration Statement”).
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints any Director of Barclays, the Company Secretary or the Deputy Company Secretary, and each of them, with full power to act alone, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his or her name, place and stead, in any and all capacities, to sign one or more Registration Statements, any and all amendments thereto (including post-effective amendments) and any subsequent registration statement in respect of the Securities that is to be effective upon filing by Barclays pursuant to Rule 462(b) of the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together, shall constitute one instrument.
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Date: June 25, 2008	By:	/s/ Marcus Agius

Marcus Agius
Chairman
(Chairman of the Board)

Date: June 25, 2008	By:	/s/ John Varley

John Varley
Group Chief Executive
(Board and Executive Committee member)

Date: June 25, 2008	By:	/s/ Robert E. Diamond Jr.

Robert E. Diamond Jr.
President, Barclays PLC and CEO of Investment Banking
and Investment Management
(Board and Executive Committee member)

Date: June 25, 2008	By:	/s/ Gary Hoffman

Gary Hoffman
Group Vice-Chairman
(Board member)

Date: June 25, 2008	By:	/s/ Christopher Lucas

Christopher Lucas
Group Finance Director
(Board and Executive Committee member)

Date: June 25, 2008	By:	/s/ Frederik Seegers

Frederik Seegers
Chief Executive, Global Retail and Commercial Banking
(Board and Executive Committee member)

Date: June 25, 2008	By:	/s/ David Booth

David Booth
Non-executive Director
(Board member)
[Signature page of Power of Attorney]

Date: June 25, 2008	By:	/s/ Sir Richard Broadbent

Sir Richard Broadbent
Senior Independent Director
(Board member)

Date: June 25, 2008	By:	/s/ Richard Leigh Clifford, AO

Richard Leigh Clifford, AO
Non-executive Director
(Board member)

Date: June 25, 2008	By:	/s/ Fulvio Conti

Fulvio Conti
Non-executive Director
(Board member)

Date: June 25, 2008	By:	/s/ Professor Dame Sandra Dawson

Professor Dame Sandra Dawson
Non-executive Director
(Board member)

Date: June 25, 2008	By:	/s/ Sir Andrew Likierman

Sir Andrew Likierman
Non-executive Director
(Board member)

Date: June 25, 2008	By:	/s/ Sir Michael Rake

Sir Michael Rake
Non-executive Director
(Board member)
[Signature page of Power of Attorney]

Date: June 25, 2008	By:	/s/ Sir Nigel Rudd

Sir Nigel Rudd
Deputy Chairman
(Board member)

Date: June 25, 2008	By:	/s/ Stephen Russell

Stephen Russell
Non-executive Director
(Board member)

Date: June 25, 2008	By:	/s/ Sir John Sunderland

Sir John Sunderland
Non-executive Director
(Board member)

Date: June 25, 2008	By:	/s/ Patience Wheatcroft

Patience Wheatcroft
Non-executive Director
(Board member)
[Signature page of Power of Attorney]